SLUTZKY AND WINSHMAN LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

IN U.S. DOLLARS IN THOUSANDS

INDEX

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Kost Forer Gabbay & Kasierer
144 Menachem Begin Road, Building A,
Tel-Aviv 6492102, Israel

Tel: +972-3-6232525
Fax: +972-3-5622555
ey.com

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

SLUTZKY AND WINSHMAN LTD.

We have audited the accompanying balance sheets of Slutzky And Winshman Ltd. ("the Company") as of December 31, 2017 and 2016, and the related statements of operations changes in shareholders' equity and cash flows for each of the two years ended December 31, 2017 and 2016. These financial statements are the responsibility of the Company's board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed by the Auditor's Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and shareholders' equity and cash flow for each of the two years ended December 31, 2017 and 2016, in conformity with U.S. generally accepted accounting principles.

Kost Forer Gabbay and Kasierer

Tel-Aviv, Israel
December 30, 2018

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

BALANCE SHEETS

U.S. Dollars in thousands

	Note	December 31, 2017	December 31, 2016
ASSETS			
CURRENT ASSETS:			
Cash and cash equivalents		2,874	183
Short term deposits		15	-
Trade receivables		4,178	6,128
Other accounts receivable and prepaid expenses	3	249	338
Total current assets		7,316	6,649
LONG-TERM ASSETS:			
Property and equipment, net	4	80	52
Long term deposit		60	71
Deferred tax	9	125	-
		265	123
Total assets		7,581	6,772
LIABILITIES AND SHAREHOLDERS' EQUITY			
CURRENT LIABILITIES:			
Short term bank credit		-	20
Trade payables		4,222	4,719
Loan	5	-	38
Other accounts payable and accrued expenses	6	552	564
Total current liabilities		4,774	5,341
COMMITMENTS AND CONTINGENT LIABILITIES	7		
SHAREHOLDERS ' EQUITY:	8		
Share capital – Common Shares of NIS 0.01 par value - Authorized: 1,000,000 shares at December 31, 2016; Issued and outstanding: 1,000,000 shares at December 31, 2017 and 2016;		3	3
Additional paid-in capital		40	-
Retained earnings		2,764	1,428
Total shareholders' equity		2,807	1,431
Total liabilities and shareholders' equity		7,581	6,772

The accompanying notes are an integral part of the financial statements.

December 30, 2018	
Date of approval of the financial statements	Nadav Slutzky - Chief executive officer

STATEMENTS OF OPERATIONS

U.S. Dollars in thousands

	Note	Year ended December 31	
		2017	**2016**
Revenues		$ 31,621	$ 14,234
Cost of revenues		23,990	10,224
Gross profit		7,631	4,010
Operating expenses:			
Research and development		$ 790	$ 246
Sales and marketing		1,872	991
General and administrative		1,325	527
Total operating expenses		3,987	1,764
Financial expenses, net		165	27
Income before taxes		3,479	2,219
Taxes on income	9	606	465
Net income		$ 2,873	$ 1,754

The accompanying notes are an integral part of the financial statements.

STATEMENTS OF SHAREHOLDERS' EQUITY

U.S. Dollars in thousands, except share and per share data

	Ordinary shares Number	Ordinary shares Amount	Additional paid-in capital	Retained earnings	Total shareholders' equity
Balance as of January 1, 2016	1,000,000	$ 3	$ -	$ (326)	$ (323)
Net income	-	-	-	1,754	1,754
Balance as of December 31, 2016	1,000,000	3	-	1,428	1,431
Stock based compensation	-	-	40	-	40
Dividend	-	-	-	(1,537)	(1,537)
Net income	-	-	-	2,873	2,873
Balance as of December 31, 2017	1,000,000	$ 3	$ 40	$ 2,764	$ 2,807

The accompanying notes are an integral part of the financial statements.

STATEMENTS OF CASH FLOWS

U.S. Dollars in thousands

	Year ended December 31	
	2017	2016
Cash flows from operating activities:		
Net income	$ 2,873	$ 1,754
Adjustments required to reconcile net income to net cash used in operating activities:		
Decrease in deferred tax	(125)	-
Decrease (increase) in other accounts receivables and prepaid expenses	89	(240)
Decrease (Increase) in trade receivables	1,950	(6,105)
Increase (decrease) in accounts payable	(497)	4,224
Depreciation	12	8
Share-based compensation	40	-
Increase (decrease) in accrued expenses and other current liabilities	(12)	443
Net cash provided in operating activities	4,330	84
Cash flows from investing activities:		
Purchase of fixed assets	(40)	(31)
Decrease (increase) in long term deposit	11	(39)
Short term deposits	(15)	-
Net cash used in investing activities	(44)	(70)
Cash flows from financing activities:		
Repayment of long term loan	(38)	(51)
Procceeds from loan	-	24
Dividend distribution	(1,537)	-
Repaments of bank credit	(20)	-
Proceeds from bank credit	-	20
Net cash used in financing activities	(1,595)	(7)
Increase in cash and cash equivalents	2,691	7
Cash and cash equivalents at the beginning of the year	183	176
Cash and cash equivalents at the end of the year	$ 2,874	$ 183

The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 1:- GENERAL

a. Slutzky And Winshman Ltd. (the "Company") was incorporated in Israel on February 2, 2015 under the name " Slutzky And Winshman Ltd.". The Company provides digital performance-based marketing services to customers which include primarily advertisers and advertising agencies that promote or sell products and/or services to consumers through digital media.

On October 22, 2017, the company established "Lumynox Limited" a wholly-owned subsidiary in Delaware United States. The Subsidiary started its operations in June 2018.

b. Dependency on a major customer:

During the two years ended December 31, 2017 and 2016, 26% and 18%, of the Company's revenues derived from one customer, respectively.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

a. Use of estimates:

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

b. Financial statements in U.S. dollars in thousands:

A substantial portion of the Company's revenues is in U.S. dollars. The Company's management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the U.S. dollar.
Accordingly, monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with ASC 830, "Foreign Currency Matters". Changes in currency exchange rates between the Company's functional currency and the currency in which a transaction is denominated are included in the Company's results of operations as financial income (expense) in the period in which the currency exchange rates change.

c. Cash and cash equivalents:

Cash and cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

U.S. Dollars in thousands, except share and per share data

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

d. Short-term bank deposits:

Short-term bank deposits are deposits with maturities of more than three months but less than one year. The short-term deposits are presented at their cost, including accrued interest.

e. Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

	%
Computers and software	33
Furniture and equipment	10-15
Leasehold Improvement	10

f. Long term lease deposits:

Long term assets include lease deposits, are presented at their cost.

g. Impairment of long-lived assets:

The Company's long-lived assets are reviewed for impairment in accordance with ASC 360, "Property, Plant and Equipment", whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment exists when the carrying value of the asset exceeds the aggregate undiscounted cash flows expected to be generated by the assets. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. As of December 31, 2017, no impairment has been recorded.

h. Fair value of financial instruments:

The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their generally short maturities.

i. Severance pay:

The employees of the Company elected to be included under section 14 of the Severance Compensation Act, 1963 ("section 14"). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14, dismiss the Company from any future severance liabilities (under the above Israeli Severance Pay Law) in respect of those employees. Neither severance pay liability nor severance pay

U.S. Dollars in thousands, except share and per share data

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

fund under Section 14 for such employees is recorded on the Company's balance sheet.

j. Accounting for stock-based compensation:

The Company estimates the fair value of stock options granted using the Black-Scholes-option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected term of options granted was calculated using the "simplified" method (expected term = (vesting term + original contractual term)/2).

The fair value of share-based awards was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 2017:

	2017
Weighted average expected term (years)	6.25
Interest rate (average)	2.12%
Volatility	70%
Dividend yield	0%

k. Research and development expenses:

Research and development expenses are charged to expenses as incurred.

l. Revenue recognition:

The Company sells an online advertise to its customers ("advertisers") which is acquired from the Company's suppliers ("platforms"). The Company recognizes revenue in accordance with Accounting Standard Codification (ASC) 605-10. Revenue is recognized only when persuasive evidence of an arrangement exists, the price is fixed or determinable, the service has been performed and collectability of the resulting receivable is reasonably assured.

The Company generates its revenue on a cost-per-click ("CPC") and cost-per-thousand impression-based ("CPM") basis. A click will be considered to have occurred whenever an end user clicks on the platform Widgets that has been displayed on the website of the Company's Publisher. Under the CPC and CPM models, revenue is recognized at the time of the click.

In accordance with ASC 605-45 Principal Agent Considerations, the Company reports revenues from Content Providing services on a gross basis.

m. Income taxes:

The Company utilizes the liability method of accounting for income taxes as set forth in FASB ASC 740, "Income Taxes" ("ASC 740"). Under the liability method, deferred taxes

U.S. Dollars in thousands, except share and per share data

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that the deferred tax assets will not be realized.

In addition, ASC 740 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The first step is to evaluate the tax position taken or expected to be taken in a tax return. This is done by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. With respect to the recognition and measurement of a tax position, the Company was not required to record any provision under ASC 740.

n. New pronouncements not yet effective

1. In February 2016, the FASB issued ASU 2016-02, "Leases", on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e.,

   lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, "Leases". The guidance is effective for the interim and annual periods beginning on or after December 15, 2019, and early adoption is permitted.

2. In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). On July 9, 2015 the FASB voted to approve a one-year delay of the effective date and to permit companies to voluntarily adopt the new standard as of the original effective date. The new standard is effective for reporting periods beginning after December 15, 2018. The standard will supersede existing revenue recognition guidance, including industry-specific guidance, and will provide companies with a single revenue recognition model for recognizing revenue from contracts with customers.
   The standard requires revenue to be recognized when promised goods or services are transferred to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The two permitted

NOTES TO FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application.

NOTE 3:- OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31	
	2017	2016
Government authorities	$ 214	$ 327
Prepaid expenses	35	11
	$ 249	$ 338

NOTE 4:- PROPERTY AND EQUIPMENT, NET

	December 31	
	2017	2016
Cost:		
Computers and equipment	36	21
Furniture	40	20
Leasehold improvment	24	19
	100	60
Less - accumulated depreciation	(20)	(8)
Depreciated cost	$ 80	$ 52

NOTE 5:- LOANS

On September 21, 2015, the Company signed on a Loan Agreement with a certain bank, in an aggregate amount of $ 51 (the "Loan"). The Loan bears interest rate of 4.178% per annum. The principal amount borrowed is repayable in 12 monthly installments commencing on October 2016 through September 2017. As of December 31, 2017, the Loan was fully repaid.

NOTE 6:- ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	December 31	
	2017	2016
Employees compensation and related accruals	346	254
Accrued expenses	68	81
Tax accrual, net	138	229
	$ 552	$ 564

U.S. Dollars in thousands, except share and per share data

NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES

a. The Company leases its facilities under operating lease agreements for periods ending in 2019.
Future minimum lease payments for agreements for the year ended December 31, 2017, are as follows:

Year	
2018	150
2019	138
	288

The total rent operating leases expenses for the years ended December 31, 2017 and 2016 was approximately $ 185 and $ 62, respectively.

NOTE 8:- SHAREHOLDERS' EQUITY

a. Composed of shares of NIS 0.01 nominal value each, as follows:

	December 31, 2017 and 2016	
	Authorized	Issued and oustanding
	Number of shares	
Ordinary shares	1,000,000	1,000,000
Total shares	1,000,000	1,000,000

b. Ordinary shares:

Ordinary shares confer upon their holders, pari passu, the right to receive notice to participate in general meetings of the Company and the right to receive dividends, if declared and to participate in the distribution of the surplus assets of the Company in the event of the winding up of the Company.

c. Upon its incorporation (February 2, 2015), the Company issued to its founders 10,000 ordinary shares in a nominal value of 1 NIS.

d. On August 27, 2017, the Company has declared dividend to its shareholders in a total amount of $ 1,537. The dividend was distributed on September 27, 2017.

e. Split of shares

On November 8, 2017, the Company's Board of Directors approved, a one for one-hundreds (1:100) split of the share capital of the Company (including all registered, authorized, issued and outstanding shares), so that each one shares of the Company of any class shall be split into 100 (one-hundred) fully paid and non-assessable share of such class,

NOTES TO FINANCIAL STATEMENTS

U.S. Dollars in thousands, except share and per share data

NOTE 8:- SHAREHOLDERS' EQUITY (Cont.)

and that following such share split, the par value of the share capital of the Company shall be NIS 0.01 per share of each class. The treatment used in the Company's financial statements is retroactive.

f. On July 13, 2017, the Company has adopted the "2017 Share Option Plan" ("the Plan"), pursuant to which options to purchase shares of the Company may be granted to officers, directors, employees and consultants of the Company.
Each option granted under the plans is exercisable typically ten years from the date of the grant of the option. The options vest ratably over vesting periods up to four years. Any options, which are forfeited or not exercised before expiration, become available for future

Pursuant to the Plan, the Company has reserved 123,596 Ordinary shares for issuance. As of December 31, 2017, an aggregate of 61,354 Ordinary shares of the Company are still available for future grants.

The following table summarizes the activity under the 2017 Plan:

	December 31, 2017	
	Number	Weighted average exercise price
Options outstanding at the beginning of the year	-	-
Options granted	62,242	3
Options exercised	-	-
Options forfeited	-	-
Options outstanding at the end of the year	62,242	3

Total share-based compensation expense resulting from share options granted to employees and non-employees included in the statement of operations for the year ended December 31, 2017 was $ 40.

NOTE 9:- TAXES ON INCOME

a. Tax laws applicable to the Company:

Generally, income of Israeli companies is subject to corporate tax. The Israeli corporate income tax rate was 24% in 2017 and 25% in 2016.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), which reduces the corporate income tax rate to 24% (instead of 25%) effective from January 1, 2017 and to 23% effective from January 1, 2018.

A company is taxable on its real capital gains at the corporate income tax rate in the year of sale.

U.S. Dollars in thousands, except share and per share data

NOTE 9:- TAXES ON INCOME (Cont.)

b. Tax benefits under Israel's law for the Encouragement of Capital Investments, 1959 ("the Law"):

As of January 1, 2011 new legislation amending the Investment Law came into effect (the "2011 Amendment"). The 2011 Amendment introduced a new status of "Preferred Company" and "Preferred Enterprise", replacing the then existing status of "Beneficiary Company" and "Beneficiary Enterprise". Similarly to "Beneficiary Company", a Preferred Company is an industrial company owning a Preferred Enterprise which meets certain conditions (including a minimum threshold of 25% export). However, under this new legislation the requirement for a minimum investment in productive assets was cancelled.

Under the 2011 Amendment, a uniform corporate tax rate will apply to all qualifying income of the Preferred Company, as opposed to the former law, which was limited to income from the Approved Enterprises and Beneficiary Enterprise during the benefits period. The uniform corporate tax rate was 9% in areas in Israel designated as Development Zone A and 16% elsewhere in Israel during 2015 and 2016, an amendment to the Investment law from December 2016 reduced the tax rate in Development Zone A to 7.5% starting from 2017 while the tax rate in other areas remains 16%.

In December 2016, the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which includes Amendment 73 to the Law for the Encouragement of Capital Investments ("the Amendment") was published. According to the Amendment, a preferred enterprise located in development area A will be subject to a tax rate of 7.5% instead of 9% effective from January 1, 2017 and thereafter (the tax rate applicable to preferred enterprises located in other areas remains at 16%).

A dividend distributed from income which is attributed to a Preferred Enterprise/Special Preferred Enterprise will be subject to withholding tax at source at the following rates: (i) Israeli resident corporation – 0%, (ii) Israeli resident individual – 20% as of 2014 and thereafter (iii) non-Israeli resident - 20% as of 2014 and thereafter subject to a reduced tax rate under the provisions of an applicable double tax treaty.

c. Tax assessments:

As of December 31, 2017, the Company has not received a final tax assessment.

d. Taxes on income included in the statement of profit or loss:

	December 31,	
	2017	2016
Current taxes	$ 719	$ 477
Deferred taxes	(113)	(12)
	$ 606	$ 465

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